Exhibit 99.1

H.B. Fuller Announces Pricing of $850 Million Debt Offering

ST. PAUL, Minn., Oct. 8, 2026 – H.B. Fuller Company (“H.B. Fuller”) (NYSE:FUL) announced today that it has priced an offering of $850 million aggregate principal amount of 7.625% new senior unsecured notes due 2034 (the “Notes”) at an issue price of 100% of the principal amount, in a private offering (the “Notes Offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The issuance of the Notes is expected to close on or about October 21, 2026, subject to customary closing conditions. The Notes will pay interest on a semi-annual basis.

H.B. Fuller intends to use the net proceeds from the Notes Offering, together with other available cash and borrowings, to fund the purchase price for the acquisition (the “Acquisition”) of Advanced Medical Solutions Group plc (“AMS”), to repay other borrowings under its Second Amended and Restated Credit Agreement, dated as of February 15, 2023, as amended, and to fund the repayment or redemption of H.B. Fuller’s 4.000% notes due February 15, 2027, and for other general corporate purposes.

If the Acquisition is not consummated on or before June 25, 2027 (as such date may be extended but not beyond the first anniversary of the issue date of the Notes) (the “Outside Date”) or H.B. Fuller notifies the trustee stating that it has determined that the Co-operation Agreement that H.B. Fuller entered into on June 25, 2026 with AMS and H.B. Fuller Medical Adhesive Technologies Inc. has been terminated and the Acquisition will not occur on or before the Outside Date, then H.B. Fuller will be required to redeem $450 million of the Notes at a redemption price equal to 100% of the initial issue price thereof, plus accrued and unpaid interest from the issue date of the Notes to, but excluding, the redemption date.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes. Any offers of the Notes will be made only by means of a private offering memorandum. The Notes have not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This press release is being issued pursuant to, and in accordance with, Rule 135c under the Securities Act.

About H.B. Fuller Company:

As the largest pureplay adhesives company in the world, H.B. Fuller’s innovative, functional coatings, adhesives and sealants enhance the quality, safety and performance of products people use every day. Founded in 1887, with 2025 revenue of $3.5 billion, our mission to Connect What Matters is brought to life by more than 7,100 global team members who collaborate with customers across more than 30 market segments in 150 countries to develop highly specified solutions that enable customers to bring world-changing innovations to their end markets.

Safe Harbor for Forward-Looking Statements:

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including those regarding the pending offering of the Notes, the anticipated use of proceeds and the anticipated closing date of the Notes Offering. These statements are subject to various risks and uncertainties, including but not limited to the following: whether the offering of Notes will be completed, whether H.B. Fuller will be able to satisfy the conditions required to close the sale of the Notes, the fact that H.B. Fuller’s management will have broad discretion in the use of the proceeds from any sale of the Notes, and other risks and uncertainties can be found in the “Risk Factors” section of H.B. Fuller’s Form 10-K filings, and any updates to the risk factors in its Form 10-Q and 8-K filings with the Securities and Exchange Commission, but there may be other risks and uncertainties that H.B. Fuller is unable to identify at this time or that H.B. Fuller does not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. H.B. Fuller does not undertake to update or revise any forward-looking statements, except as required by law.

Contacts:

Scott Jensen
Investor Relations Contact
investors@hbfuller.com